UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 23, 2009

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas	75001
(Address of principal executive offices)	Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 23, 2009, Affirmative Property Holdings, Inc. (“APHI”), an indirectly held, wholly-owned subsidiary of Affirmative Insurance Holdings, Inc. (the “Registrant”), agreed to extend the term of its current lease for approximately 56,888 aggregate square feet of office space located at the Addison, Texas office complex at 4450 Sojourn Drive, Suite 500, Addison, Texas (the “Addison Space”) pursuant to the terms of a fifth amendment (the “Sojourn Amendment”) to an original lease agreement dated June 3, 1999, as previously amended on July 26, 1999, August 1, 2000, August 4, 2003 and December 14, 2004 (the “Addison Lease”), effective as of November 23, 2009, between APHI and TNPPM Lakeview Sojourn, LLC, a Delaware limited liability company (the “Landlord”).

The Sojourn Amendment extends the term of the current Addison Lease through and including March 31, 2015. APHI is entitled to receive up to approximately $11.50 per rentable square foot in aggregate architect plan/capital improvement allowance reimbursements from the Landlord in addition to approximately $719,307 in aggregate, scheduled rent abatements under the terms of the Sojourn Amendment. In addition, APHI has two options to extend the term of the Sojourn Amendment, each for a period of five years. The Sojourn Amendment also grants certain first refusal and expansion rights to APHI with respect to the remaining rentable space located in the building in which the Addison Space is contained.

During the initial term of the Sojourn Amendment, APHI is obligated to pay fixed, monthly base rent in equal monthly installments at the annual rate of: (i) approximately $282,870 (an average of approximately $25,715 per month) for the period of December 1, 2009 through October 31, 2010 (reflecting $59,520 in monthly base rent payment abatements for each of the months of December 2009 through May 2010, and full monthly base rent abatements for June 2010 and July 2010); (ii) $725,322 (an average of approximately $60,444 per month) for the period of November 1, 2010 through October 31, 2011 (reflecting full monthly base rent abatements for June 2011 and July 2011); (iii) $823,927 (an average of approximately $68,661 per month) for the period of November 1, 2011 through October 31, 2012 (reflecting a full monthly base rent abatement for June 2012); (iv) $910,208 ($75,851 per month) for the period of November 1, 2012 through October 31, 2013; (v) $921,585 ($76,799 per month) for the period of November 1, 2013 through October 31, 2014; and $388,735 ($77,747 per month) for the period of November 1, 2014 through March 31, 2015. In addition to the foregoing base rental payments, APHI will make payments based on its share of common-area maintenance charges (including amounts for certain of Landlord’s operating expenses, taxes and assessments) (the “CAM Charges”), as well as insurance coverage for the Addison Space.

The descriptions of the Sojourn Amendment as set forth herein do not purport to be complete and are qualified in their entirety by reference to the full text of thereof, including exhibits, a copy of which is herewith filed as Exhibit 10.1 to this Current Report on        Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Sojourn Amendment as set forth in “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference. Such description constitutes a summary of certain terms of the Sojourn Amendment, and as such, is incomplete. Said description is qualified in its entirety by the text of the Sojourn Amendment (and the exhibits thereto), attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference. All readers are encouraged to read the entire text of the Sojourn Amendment and its exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Fifth Amendment to Lease, dated November 23, 2009, between TNPPM Lakeview Sojourn, LLC and Affirmative Property Holdings, Inc.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements, including but not limited to statements regarding the Registrant’s expectations concerning CAM Charges and insurance payments due under the Sojourn Amendment and the estimated amount of total expenditures that will be incurred in connection with the Sojourn Amendment over the lease term are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

	By:	/s/ Michael J. McClure

Date: November 30, 2009	Name:	Michael J. McClure

	Title:	Executive Vice President and Chief
Financial Officer